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                                                                   EXHIBIT 10.30



                          AGREEMENT AND PLAN OF MERGER


           This Agreement and Plan of Merger (this "Agreement") is being signed as of March 20, 1998 by and among INTERVISUAL BOOKS, INC., a California corporation ("Intervisual"), THE HUNT CREATIVE GROUP, a California corporation (the "Company") and THE HUNT FAMILY TRUST, dated May 30, 1980, as sole shareholder of the Company (the "Shareholder"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.


                                    RECITALS

           A. The Board of Directors of Intervisual and the Board of Directors and the Shareholder of the Company have determined that it is in their respective best interests for Intervisual to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. To effectuate the transaction, the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Company with and into Intervisual so that Intervisual continues as the surviving corporation.

           B. Pursuant to a letter agreement effective as of May 12, 1994 between Waldo H. Hunt ("Hunt") and Intervisual (the "Letter Agreement"), the Company was established to pursue the creation of new and distinct products not normally pursued by Intervisual in its day-to-day activities. Pursuant to the Letter Agreement, Intervisual agreed to pay commissions or royalties to the Company on projects accepted by Intervisual and projects which have been developed by the Company and accepted by Intervisual account for a significant portion of sales by Intervisual.

           C. As an inducement to Intervisual entering into this Agreement, Mr. Hunt and the Company agree that the Letter Agreement is to be canceled and terminated and Intervisual is to have no obligation to pay any commissions or royalties to the Company under the Letter Agreement for any periods after October 1, 1997.


                               TERMS OF AGREEMENT

           In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

           1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of California (the "Corporations Code"), at the Effective Time (as defined below) the Company shall be merged with and into Intervisual (the "Merger"). Promptly after the execution of this Agreement, the parties agree to prepare an


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"Merger"). Promptly after the execution of this Agreement, the parties agree to prepare an Agreement of Merger, which agreement shall be consistent with the terms contained herein and shall be annexed hereto as Exhibit A (the "Agreement of Merger"). The terms and conditions of the Agreement of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the Company shall cease and Intervisual shall continue as the surviving corporation (the "Surviving Corporation").

           1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as soon as practicable after this Agreement has been approved by the shareholders of Intervisual or such other time as the parties may otherwise agree. To effectuate the Merger, the parties agree to execute and file the Agreement of Merger and such certificates of officers as necessary under California law.

           1.3 CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of Shareholder, each issued and outstanding share of Common Stock of the Company ("Company Common Stock"), shall be converted into the right to receive, and become exchangeable for, 2,500 shares of validly issued, fully paid and nonassessable shares of common stock, no par value per share of Intervisual (the "Intervisual Common Stock") for an aggregate number of 250,000 shares plus the right to receive the Contingent Shares in accordance with Section 1.4 below.

           1.4 CONTINGENT SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Shareholder, each issued and outstanding share of Company Common Stock shall be converted into the right to receive and become exchangeable for, 780 Contingent Shares of Intervisual Common Stock for an aggregate of 78,000 additional shares of Intervisual Common Stock (the "Contingent Shares") pursuant to this Section 1.4.

                  (a) Right to Receive Contingent Shares. The right to receive the Contingent Shares shall be based upon the amount of net sales by Intervisual of the books and projects contained on Exhibit B hereto (the "Applicable Projects"). The parties agree that the list of Applicable Projects shall be amended as mutually agreed by the parties to include those additional titles or books which directly relate to an applicable series indicated on Exhibit B hereto. For purposes of this Agreement, the term "net sales" shall mean net invoices to customers by Intervisual for the Applicable Projects. Calculations of the net sales shall be cumulative based upon the total of all net sales from the Applicable Projects.

                  (b) Issuance of Contingent Shares. Intervisual shall issue to Shareholder the Contingent Shares as and when net sales of the Applicable Projects reach the following thresholds:

                          (i) 26,000 Contingent Shares when the Company's net
sales from the Applicable Projects exceed $5,000,000;

                          (ii) 26,000 Contingent Shares when the Company's net
sales from the Applicable Projects exceed $6,000,000; and

                          (iii) 26,000 Contingent Shares when the Company's net
sales from the Applicable Projects exceed $7,000,000.



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                          Within 60 days after the Effective Date of the Merger,
and then again within 60 days after the end of each fiscal year of the Company, the Company shall calculate the net sales from the Applicable Projects and deliver to the Shareholder a schedule indicating such sales. Based upon the amount of net sales from the Applicable Projects indicated in such schedules, the Company shall then issue to Shareholder the appropriate number of Contingent Shares, if any, as the appropriate thresholds are reached.

           1.5 FILING OF AGREEMENT OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing the duly executed Agreement of Merger with the Secretary of State of the State of California in accordance with the relevant provisions of the Corporations Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

           1.6 ISSUANCE OF SHARES; DELIVERY OF CERTIFICATES. At the Effective Time, the Shareholder shall deliver the certificate representing all issued and outstanding shares of Company Common Stock to Intervisual for cancellation and conversion. As soon as reasonably practicable after the Effective Time, Intervisual shall issue the certificates evidencing the Intervisual Common Stock issuable pursuant to Section 1.3. The shares of Intervisual Common Stock issuable by Intervisual in the Merger and the Contingent Shares referenced in
Section 1.4 are sometimes referred to herein as the "Intervisual Shares."

           1.7 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a tax-free reorganization under Section 368 of the Code for tax purposes.

           1.8 ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS

                  (a) Articles of Incorporation. The Articles of Incorporation of Intervisual in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and as provided by law.

                  (b) Bylaws. The Bylaws of Intervisual in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and as provided by law.

                  (c) Directors and Officers. The directors and officers of Intervisual shall be the directors and officers of the Surviving Corporation until their resignations or until their respective successors are selected and qualified.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF INTERVISUAL

           Intervisual makes the following representations and warranties to the
Shareholder:

           2.1 CORPORATE STATUS AND COMPANY RECORDS. Intervisual is a corporation duly organized, validly existing and in good standing under the laws of the State of California.


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           2.2 CORPORATE POWER AND AUTHORITY. Intervisual has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Intervisual has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby, except that shareholder approval of the Merger is required. This Agreement constitutes a legal, valid and binding obligation of Intervisual, enforceable against Intervisual in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

           2.3 INTERVISUAL COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the Intervisual Shares to the Shareholder in accordance with the terms hereof, the Intervisual Shares will be validly issued, fully paid and non-assessable.

           2.4 NO VIOLATION. The execution and delivery of this Agreement by Intervisual and the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not: (a) contravene any provision of the Articles of Incorporation or Bylaws of Intervisual; (b) violate any law, injunction, judgment or order of any Governmental Authority applicable to Intervisual; (c) result in any breach of, or constitute a default under any material Contract applicable to Intervisual;
(d) result in the creation of any Lien upon the assets of Intervisual; or (e) require the consent or authorization of any Governmental Authority.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                         THE SHAREHOLDER AND THE COMPANY

           Each of the Shareholder and the Company jointly and severally makes the following representations and warranties to Intervisual:

           3.1 CORPORATE STATUS AND COMPANY RECORDS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company does not own any securities of or other interests in any other corporation, joint venture or other business entity. The copies of the articles of incorporation, bylaws, minute books, and stock ledgers of the Company provided to Intervisual are true, accurate and complete.

           3.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of each of the Company and the Shareholder, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights


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generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

           3.3 CAPITALIZATION. The Company has authorized 100,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of the Company are validly issued, fully paid, and nonassessable and have been issued in compliance with applicable securities laws. Shareholder owns all of the issued and outstanding shares of the Company, free and clear of all liens, restrictions and claims. There are no outstanding rights or other agreements obligating the Company to issue any additional capital stock.

           3.4 NO VIOLATION. The execution and delivery of this Agreement by the Company and the Shareholder, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not: (a) contravene any provision of the articles of incorporation or bylaws of the Company; (b) violate or conflict with any law, injunction, judgment or order of any Governmental Authority which is applicable to the Company or the Shareholder; (c) result in any breach of, or constitute a default under any Contract applicable to the Company or the Shareholder; (d) result in the creation of any Lien upon the assets of the Company; or (e) require the consent or authorization of any Governmental Authority.

           3.5 FINANCIAL STATEMENTS. True and correct copies of the unaudited balance sheet of the Company (the "Balance Sheet") as of September 31, 1997 (the "Balance Sheet Date"), and the related unaudited statements of income and retained earnings (collectively the "Financial Statements") have been previously delivered to Intervisual. The Financial Statements fairly present the financial position of the Company at the Balance Sheet Date and the results of operations and cash flows for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except as specifically disclosed therein and except for normal year-end adjustments and the absence of footnotes. The books and records of the Company are sufficient to permit an audit in accordance with GAAP.

           3.6 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except: (a) to the extent reflected or taken into account in the Balance Sheet and not heretofore paid or discharged; (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and (c) liabilities incurred in the ordinary course of business prior to the Balance Sheet Date which, in accordance with GAAP consistently applied, were not recorded thereon. The Company does not owe any amounts to the Shareholder and Shareholder does not owe any amounts to the Company. All of the liabilities of the Company do not, and as of the Closing will not, exceed $5,000. Since the Balance Sheet Date there has not been any change in the financial condition or operations of the Company, except changes in the ordinary course of business, which have not been materially adverse.

           3.7 LITIGATION. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the Company's or the Shareholder's knowledge, threatened, anticipated or contemplated against or affecting the Company, or its assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby. No outstanding orders, decrees or stipulations have been issued by any Governmental Authority in any proceeding to which the Company is or was a party.



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           3.8 GOOD TITLE TO AND CONDITION OF ASSETS. The Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, whether tangible or intangible, wherever located.

           3.9 COMPLIANCE WITH LAWS. The Company has not received notice of any violation of any applicable material federal, state, or local statute, law, or regulation affecting the properties or the operation of its business (including, but not limited to, environmental laws); and to the best knowledge of the Company and the Shareholder, there are no such violations.

           3.10 TAX MATTERS. The Company has provided Intervisual true and correct copies of its federal income tax and California franchise tax returns since incorporation. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and have paid all taxes, assessments, and penalties due and payable. The provisions for taxes reflected in the Financial Statements are adequate for federal, state, county, and local taxes for the period ending on the Balance Sheet Date and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes payable by the Company. Prior to the Merger, the Company will have paid all tax liabilities which may be owed to the California Franchise Tax Board and shall deliver to the Company a "certificate of satisfaction" from the California Franchise Tax Board stating that all tax liabilities of the Company have been paid or secured.

           3.11 LICENSES AND PERMITS. The Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations as currently conducted. All such Permits are in full force and effect, and the Company is in compliance with the respective requirements thereof.

           3.12 INTELLECTUAL PROPERTY. All trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used by the Company in the conduct of its business (the "Intellectual Property") belong exclusively to the Company. Neither Hunt nor Shareholder has any rights to or interest in the Company's Intellectual Property. The Company has full legal right, title and interest in and to, or the right to use, the Intellectual Property. The use and exploitation of the Company's Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person, and to the Company's and the Shareholder's knowledge, no Person is infringing on the Intellectual Property. No payments are required for the continued use by the Company of the Intellectual Property. To the knowledge of the Company and the Shareholder, none of the Intellectual Property has been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, infringement, invalidity, or misappropriation or like claim.

           3.13 CONTRACTS. True and correct copies of each material Contract to which the Company is a party and which is material to its business, or prospects (the "Designated Contracts"), have been provided to Intervisual. To the knowledge of the Company and the Shareholder, the Company has not violated any of the material terms or conditions of any Designated Contract, and all of the material covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach, indemnification or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time would constitute, a material default by the Company under any Designated Contract.



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           3.14 ACTIVE BUSINESS; EMPLOYEES. Except for the receipt of commission or royalty payments from Intervisual, the Company is not actively engaged in a trade or business. The Company does not currently have any employees and will not hire any employees prior to the Effective Time. All employment taxes and other obligations relating to employees have been satisfied.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

           4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company shall not, between the date of this Agreement and the Effective Time do or agree to do any of the following:

                  (a) amend its articles of incorporation or bylaws;

                  (b) (i) issue, sell, dispose of, or encumber of any shares of its capital stock, or any options, convertible securities or other rights to acquire any shares of such capital stock, or (ii) sell, dispose of, or encumber its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                  (c) declare, make or pay any dividend or other distribution with respect to any of its capital stock or pay any bonuses to the Shareholder;

                  (d) reclassify, combine, split, redeem, purchase or otherwise acquire any of its capital stock;

                  (e) incur any indebtedness or assume, guarantee or endorse or become responsible for, the obligations of any Person, or make any loans or advances;

                  (f) pay, discharge or satisfy any existing claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                  (g) actively engage in a trade or business; or

                  (h) agree to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

           5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary to carry


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out the terms of this Agreement and the transactions contemplated hereby. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, reports and information required pursuant to any law or regulation or The Nasdaq Stock Market in connection with the transactions contemplated by this Agreement.

           5.2 CANCELLATION OF LETTER AGREEMENT. Subject to the consummation of the Merger Hunt agrees that the Letter Agreement is terminated without any other action on the part of the parties to such agreement. Subject to the consummation of the Merger, Hunt further agrees that Intervisual shall have no obligation for any commissions or royalties payable by Intervisual under the Letter Agreement attributable to periods after October 1, 1997.

           5.3 ASSIGNMENT OF INTELLECTUAL PROPERTY. Hunt agrees and acknowledges that Hunt has no interest in the Intellectual Property of the Company and agrees to take such actions and execute such additional documents as reasonably requested by Intervisual to effectuate the transfer, assignment and delivery to Intervisual of all Intellectual Property as of Effective Date.

           5.4 VOTING OF SHARES. The Shareholder agrees to vote all of its shares of Intervisual Common Stock in favor of approving this Agreement, the Merger and the transactions contemplated hereby when such matter is put to a vote of Intervisual's shareholders. From the date of this Agreement until such approval by Intervisual's shareholders, the Shareholder agrees not to sell or otherwise dispose of any of its shares of Intervisual Common Stock so that the Shareholder would hold less than a majority of Intervisual's issued and outstanding shares of Common Stock.


                                   ARTICLE VI

                  CONDITIONS TO THE OBLIGATIONS OF INTERVISUAL

           The obligations of Intervisual to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by
Intervisual:

           6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholder and the Company contained in this Agreement shall be true and correct at and as of the Effective Time. The Company and the Shareholder shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time.

           6.2 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Effective Time there shall have been no Material Adverse Change to the Company, and there shall have been delivered to Intervisual a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholder.

           6.3 COMPANY LIABILITIES. All the liabilities of the Company in the aggregate shall not be greater than $5,000.

           6.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding before any court or governmental body seeking to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby.


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           6.5 FAIRNESS OPINION. Intervisual shall have received a fairness opinion from a firm engaged in the business of advising others as to the value of properties, businesses or securities indicating that the consideration to be received by Intervisual in the Merger is fair from a financial point of view to the Intervisual shareholders, exclusive of the Shareholder and Hunt.

           6.6 SHAREHOLDER APPROVAL. The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Intervisual under applicable law.


                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                         THE COMPANY AND THE SHAREHOLDER

           The obligations of the Company and the Shareholder to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholder:

           7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Intervisual contained in this Agreement shall be true and correct at and as of the Effective Time. Intervisual shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time.

           7.2 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding before any court or governmental body seeking to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby.

           7.3 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred with respect to Intervisual, any Material Adverse Change.


                                  ARTICLE VIII

                                 INDEMNIFICATION

           8.1 AGREEMENT BY THE SHAREHOLDER TO INDEMNIFY. The Shareholder agrees to indemnify and hold Intervisual harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees) incurred or suffered by Intervisual arising out of or resulting from: (a) any inaccuracy of a representation or warranty made by the Shareholder or the Company in this Agreement; (b) any breach of the covenants or agreements made by the Shareholder or the Company in this Agreement; or (c) any inaccuracy in any certificate delivered by the Shareholder or the Company pursuant to this Agreement.

           8.2 AGREEMENT BY THE INTERVISUAL TO INDEMNIFY. Intervisual agrees to indemnify and hold Shareholder harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees) incurred or suffered by


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Shareholder arising out of or resulting from: (a) any inaccuracy of a representation or warranty made by Intervisual in this Agreement; (b) any breach of the covenants or agreements made by the Intervisual in this Agreement; or (c) any inaccuracy in any certificate delivered by Intervisual pursuant to this Agreement.

           8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company, Intervisual and the Shareholder in this Agreement or pursuant hereto shall survive for a period of two years after the Effective Time. Notwithstanding the previous sentence, the representations and warranties contained in Section 3.10 shall survive the applicable statute of limitations.

           8.4 LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything contained in this Article VIII to the contrary, neither Intervisual nor Shareholder shall obligated to indemnify the other until the aggregate of all amounts to be paid as a result of such indemnification equals or exceeds $10,000, in which event the full amount of such obligation (relating back to the first dollar) and all additional obligations shall be due and owing.


                                   ARTICLE IX

                             SECURITIES LAW MATTERS

           The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Intervisual Shares:

           9.1 DISPOSITION OF SHARES. The Shareholder represents and warrants that the Intervisual Shares being acquired by the Shareholder hereunder are being acquired and will be acquired for the Shareholder's own account and will not be sold or otherwise disposed of, except pursuant to an exemption from the registration requirements under the Securities Act. Shareholder is acquiring the Intervisual Shares for investment purposes only and not for resale or distribution. Hunt, trustee of the Shareholder, is the current Chairman of the Board and Chief Executive Officer of Intervisual and the Shareholder has had the opportunity to obtain such information pertaining to Intervisual as the Shareholder deems necessary or advisable. The Shareholder has such knowledge and experience in business or financial matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Intervisual Shares. Shareholder acknowledges that the Intervisual Shares are "restricted" securities and have not been registered for resale.

           9.2 LEGEND. The certificates representing the Intervisual Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



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                                    ARTICLE X

                                   DEFINITIONS

           10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                "Contract" means any agreement, contract, lease, note, mortgage, loan agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                "SEC" means the Securities and Exchange Commission.

                "Securities Act" means the Securities Act of 1933, as amended.

           10.2 OTHER DEFINITIONAL PROVISIONS.

                (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.


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                (b) Terms defined in the singular shall have a comparable
     meaning when used in the plural, and vice versa.

                (c) Unless otherwise expressly indicated herein, all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE XI

                                   TERMINATION

           11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                (b) by Intervisual in the event of a material breach by the Company or the Shareholder of any provision of this Agreement; or

                (c) by the Company in the event of a material breach by Intervisual of any provision of this Agreement; or

                (d) by either Intervisual or the Company if the Closing shall not have occurred by July 30, 1998.


           11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that (i) nothing herein shall relieve any party from liability for damages resulting from the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and (ii) no termination of this Agreement shall nullify the cancellation of the Letter Agreement contained in Section 5.2 above.


                                   ARTICLE XII

                               GENERAL PROVISIONS

           12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)     IF TO INTERVISUAL TO:

                          Intervisual Books, Inc.
                          2716 Ocean Park Blvd., Suite 2020
                          Santa Monica, California 90405
                          Attn: President
                          Telecopy:  (310) 399-0419

                          WITH A COPY TO:

                          Paul, Hastings, Janofsky & Walker LLP
                          695 Town Center Drive, 17th Floor
                          Costa Mesa, CA  92626
                          Attn: Stephen D. Cooke, Esq.
                          Telecopy: (714) 979-1921

                  (b)     IF TO THE COMPANY AND/OR THE SHAREHOLDER
                          TO:

                          The Hunt Family Trust
                          Attn: Waldo H. Hunt
                          16130 High Valley Place
                          Encino, CA  91436

                          WITH A COPY TO:

                          Freeman, Freeman & Smiley, LLP
                          Penthouse, Suite 1200
                          3415 Sepulveda Blvd.
                          Los Angeles, CA  90034
                          Attn:  Douglas K. Freeman, Esq.
                          Telecopy:  (310) 391-4042


           Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

           12.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

           12.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

           12.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.

           12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company or the Shareholder without the prior written consent of Intervisual.

           12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

           12.7 HEADINGS. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules.

           12.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and to be wholly performed within such State.

           12.9 MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, excluding any claim based on or arising from an alleged intentional tort or fraud, shall be determined by binding arbitration in Orange County, California in accordance with the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.). Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                           INTERVISUAL BOOKS, INC., a California
                           corporation



                           By:   /s/
                             ---------------------------------------------------
                            Nathan Norman Sheinman
                            President and Chief Operating Officer


                           THE HUNT CREATIVE GROUP, a California
                           corporation



                           By:   /s/
                             ---------------------------------------------------
                             Waldo H. Hunt, President



                          THE HUNT FAMILY TRUST



                                  /s/
                             ---------------------------------------------------
                             Waldo H. Hunt, Trustee



                                 /s/
                             ---------------------------------------------------
                             Patricia E. Hunt, Trustee


For the purposes of agreeing to Sections 5.2 and 5.3, Waldo H. Hunt hereby executes this Agreement in his individual capacity.


                                /s/
                             ---------------------------------------------------
                             Waldo H. Hunt, an individual